Exhibit 23.2

Consent of Independent Public Accounting Firm

We consent to the use, in the filing on Form S-1 of FB Financial Corporation dated June 21, 2017, of our report dated June 15, 2017 on our audit of the combined financial statements of Clayton Bank and Trust and American City Bank (wholly-owned subsidiaries of Clayton HC, Inc.) as of December 31, 2016.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Rodefer Moss & Co, PLLC

Knoxville, Tennessee
June 21, 2017